UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ALTERYX, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials.
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ALTERYX, INC.
3345 Michelson Drive, Suite 400
Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice of Change of Location and Format relates to the proxy statement (the “Proxy Statement”) of Alteryx, Inc. (the “Company”), dated April 8, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location and format of the Annual Meeting and is being made available to stockholders on or about April 29, 2020.
Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
NOTICE OF CHANGE OF LOCATION AND FORMAT
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 20, 2020
April 29, 2020
To the Stockholders of Alteryx, Inc.:
Due to the public health impact of the novel coronavirus pandemic, COVID-19, and to support the health and well-being of our stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Alteryx, Inc. (the “Company”) has been changed to a virtual‑only meeting. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Wednesday, May 20, 2020 at 8:00 a.m. Pacific Time.
As described in the proxy materials for the Annual Meeting previously distributed, the Board of Directors of the Company fixed the close of business on March 27, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of the Company’s Class A common stock and Class B common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.
PARTICIPATING IN THE ANNUAL MEETING
If you were a stockholder of record (i.e., you hold your shares through our transfer agent, American Stock Transfer & Trust Company, LLC) as of the close of business on the Record Date, to participate in the virtual Annual Meeting, follow the instructions below:

•	Beginning at 7:30 a.m. Pacific Time on May 20, 2020, please visit https://web.lumiagm.com/237348345;

•	Click on ‘I have a control number’ and enter the control number you received on your notice or proxy card;

•	Enter Meeting Code: ALTERYX2020 (case sensitive); and

•	Follow the instructions on the website to cast your vote, if desired.

If you hold your shares through an intermediary (i.e., you hold your shares through a bank, broker or other nominee), to participate in the virtual Annual Meeting, follow the instructions below:

•	Contact your bank, broker or other nominee.

•	If you would like to vote at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy.

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You will need to request a new control number from your bank, broker or other nominee in order to attend the virtual Annual Meeting. Once you have your new control number, which will be included with your legal proxy sent from your bank, broker or other nominee, to participate in the Annual Meeting, please follow the steps set forth above for stockholders of record.

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You will be required to provide a copy of your legal proxy when voting during the virtual Annual Meeting. The website for the meeting will provide the necessary information on how to submit the legal proxy when voting online.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at https://web.lumiagm.com/237348345. Technical support will be available beginning at 7:30 a.m. Pacific Time on May 20, 2020 through the conclusion of the Annual Meeting by contacting EQ Shareowner Services at 1-800-468-9716.
For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon written request by any stockholder for any purpose relating to the Annual Meeting. Requests should be sent to: Alteryx, Inc., 3345 Michelson Drive, Suite 400, Irvine, California 92612, Attention: Corporate Secretary. The stockholder list will also be available during the Annual Meeting via https://web.lumiagm.com/237348345.
You are encouraged to vote your shares in advance of the Annual Meeting. If voting in advance of the Annual Meeting, the steps required to cast your vote are the same as indicated in the proxy materials you received. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted and do not wish to change your vote, no additional action is required.
For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the proxy materials. The Company makes proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com.

By Order of the Board of Directors,

Christopher M. Lal Chief Legal Officer and Corporate Secretary Irvine, California April 29, 2020